Exhibit 4.1

MOLSON COORS INTERNATIONAL LP, as Issuer

and

THE GUARANTORS NAMED HEREIN, as Guarantors

and

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

INDENTURE
Dated as of September 18, 2015

TABLE OF CONTENTS

Page
Article 1 DEFINITIONS AND INCORPORATION BY REFERENCE     2
Section 1.01 Definitions.     1
Section 1.02 Other Definitions.     7
Section 1.03 Rules of Construction     7

Article 2 THE SECURITIES     8
Section 2.01 Issuable in Series     8
Section 2.02 Establishment of Terms of Series and Tranches of Securities     8
Section 2.03 Execution and Certification     11
Section 2.04 Paying Agent, Registrar and Service Agent     12
Section 2.05 Paying Agent to Hold Money in Trust     13
Section 2.06 Securityholder Lists    13
Section 2.07 Transfer and Exchange     13
Section 2.08 Replacement Securities     13
Section 2.09 Outstanding Securities     14
Section 2.10 Temporary Securities     15
Section 2.11 Cancellation    15
Section 2.12 Defaulted Interest     15
Section 2.13 Global Securities.     15
Section 2.14 CUSIP Numbers     18

Article 3 REDEMPTION     19
Section 3.01 Notices to Trustee     19
Section 3.02 Selection by Trustee of Securities To Be Redeemed     19
Section 3.03 Notice of Redemption     19
Section 3.04 Effect of Notice of Redemption     20
Section 3.05 Deposit of Redemption Price     20
Section 3.06 Securities Redeemed in Part     20

Article 4 COVENANTS     20
Section 4.01 Payment of Securities    20
Section 4.02 Compliance Certificate    21
Section 4.03 Further Instruments and Acts    21
Section 4.04 Limitations on Secured Debt.    21
Section 4.05 Limitation on Sales and Leasebacks.    22
Section 4.06 Future Guarantors    23

Article 5 MERGER AND CONSOLIDATION     23
Section 5.01 When Parent or Issuer May Merge or Transfer Assets.    23

Article 6 DEFAULTS AND REMEDIES     24
Section 6.01 Events of Default    24
Section 6.02 Acceleration    26
Section 6.03 Other Remedies.    26
Section 6.04 Waiver of Past Defaults.    27
Section 6.05 Control by Majority.    27
Section 6.06 Limitation on Suits.    27
Section 6.07 Rights of Holders to Receive Payment.    28

Section 6.08 Collection Suit by Trustee.    28
Section 6.09 Trustee May File Proofs of Claim.    28
Section 6.10 Priorities.    28
Section 6.11 Undertaking for Costs.    28
Section 6.12 Waiver of Stay or Extension Laws.    29

Article 7 TRUSTEE     29
Section 7.01 Duties of Trustee.    29
Section 7.02 Rights of Trustee.    30
Section 7.03 Individual Rights of Trustee.    31
Section 7.04 Trustee's Disclaimer.    31
Section 7.05 Notice of Defaults.    31
Section 7.06 Compensation and Indemnity.    31
Section 7.07 Experts.    32
Section 7.08 Replacement of the Trustee.    33
Section 7.09 Successor Trustee by Merger.    33
Section 7.10 Eligibility; Disqualification.    34
Section 7.11 Securityholder List.    34
Section 7.12 Initial Appointment of the Trustee.    34
Section 7.13 Third Party Interests.    34
Section 7.14 Trustee Not Bound to Act.    35
Section 7.15 Privacy Laws.    35
Section 7.16 S.E.C. Reporting.    35
Section 7.17 Recitals.    35

Article 8 DISCHARGE OF INDENTURE; DEFEASANCE     35
Section 8.01 Discharge of Liability on Securities; Defeasance.    36
Section 8.02 Conditions to Defeasance.    37
Section 8.03 Application of Trust Money.    38
Section 8.04 Repayment to Issuer.    38
Section 8.05 Indemnity for Government Obligations.    38
Section 8.06 Reinstatement.    38

Article 9 AMENDMENTS     39
Section 9.01 Without Consent of Holders.    39
Section 9.02 With Consent of Holders.    40
Section 9.03 Revocation and Effect of Consents and Waivers.    41
Section 9.04 Notation on or Exchange of Securities.    41
Section 9.05 Trustee To Sign Amendments.    41
Section 9.06 Payment for Consent.    42

Article 10 GUARANTIES     42
Section 10.01 Guaranties.    42
Section 10.02 Limitation on Liability.    44
Section 10.03 Successors.    44
Section 10.04 No Waiver.    44
Section 10.05 Modification.    44
Section 10.06 Release of Subsidiary Guarantor.    44
Section 10.07 Contribution.    44

Article 11 MISCELLANEOUS     45
Section 11.01 Notices.    45
Section 11.02 Certificate and Opinion as to Conditions Precedent.    45

Section 11.03 Statements Required in Certificate or Opinion.    46
Section 11.04 When Securities Disregarded.    46
Section 11.05 Rules by Trustee, Paying Agent and Registrar.    46
Section 11.06 Legal Holidays.    46
Section 11.07 Governing Law.    46
Section 11.08 No Recourse Against Others.    46
Section 11.09 Successors.    47
Section 11.10 Appointment of Authorized Agent.    47
Section 11.11 Multiple Originals.    47
Section 11.12 Table of Contents; Headings.    47
Section 11.13 Language of Notices, Etc.    47
Section 11.14 Submission to Jurisdiction.    47
Section 11.15 Force Majeure.    48

THIS INDENTURE, dated as of September 18, 2015, is entered into among MOLSON COORS INTERNATIONAL LP, a Delaware limited partnership (the “Issuer”), MOLSON COORS BREWING COMPANY, a Delaware corporation (the “Parent”), COORS BREWING COMPANY, a Colorado corporation, MOLSON CANADA 2005, an Ontario partnership, CBC HOLDCO LLC, a Colorado limited liability company, COORS INTERNATIONAL HOLDCO, ULC, a Nova Scotia unlimited liability company, MOLSON COORS CALLCO ULC, a Nova Scotia unlimited liability company, MOLSON COORS INTERNATIONAL GENERAL, ULC, a Nova Scotia unlimited liability company, MOLSON COORS CAPITAL FINANCE ULC, a Nova Scotia unlimited liability company, MC HOLDING COMPANY LLC, a Colorado limited liability company, CBC HOLDCO 2 LLC, a Colorado limited liability company, NEWCO3, INC., a Colorado corporation, MOLSON COORS BREWING COMPANY (UK) LIMITED, an English private limited company, MOLSON COORS HOLDINGS LIMITED, an English private limited company, GOLDEN ACQUISITION, an English private unlimited company, MOLSON COORS HOLDCO INC., a Delaware Corporation and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company duly existing under the laws of Canada (the “Trustee”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the securities issued under this Indenture (the “Securities”):

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions.
“Additional Amounts” means any additional amounts which are required to be paid by the Issuer, the Parent and/or any Guarantor with respect to any Security as set forth in a supplemental indenture hereto including, without limitation, interest to be paid with respect to any Security.
“Additional Debt” means any senior unsecured debt issued by the Parent or the Issuer in future capital market transactions.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Attributable Debt” means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount of such liability is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the actual percentage rate inherent in such arrangements as determined in good faith by the Parent. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate of the amount payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be terminated.
“Bankruptcy Custodian” means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
“Bankruptcy Law” means the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), Title 11 of the United States Code, or any similar Canadian or United States federal, state, or provincial law for the relief of debtors.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been adopted by the board of directors of the general partner of the Issuer, on behalf of the Issuer, or pursuant to authorization by the board of directors of the general partner of the Issuer, on behalf of the Issuer, and to be in full force and effect on the date of the certificate and delivered to the Trustee.
“Board of Directors” means the Board of Directors of the Parent or any committee thereof duly authorized to act on behalf of such Board.
“Business Day” means each day which is not a Legal Holiday.

“Canadian Dollar” and “C$” means a dollar or other equivalent unit in such coin or currency of Canada as at the time shall be legal tender for the payment of public and private debt.
“Canadian Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of Canada (including any agency or instrumentality thereof) for the payment of which the full faith and credit of Canada is pledged and which are not callable at the issuer's option.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations, units or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.
“Consolidated Net Tangible Assets” means the consolidated total assets of the Parent, including its consolidated Subsidiaries, after deducting current liabilities (except for those which are Funded Debt or the current maturities of Funded Debt) and goodwill, trade names, trademarks, patents, unamortized debt discount and expense, organization and developmental expenses and other like segregated intangibles. Deferred income taxes, deferred investment tax credit or other similar items, as calculated in accordance with GAAP, will not be considered as a liability or as a deduction from or adjustment to total assets.
“Corporate Trust Office” means Computershare Trust Company of Canada, 100 University Avenue, 11th Floor, Toronto, Ontario, M5J 2Y1.
“Custodian” means the Trustee, as custodian with respect to some or all of the Securities in global form, or any successor entity thereto.
“Debt” means, with respect to any Person:

(1)	indebtedness for money borrowed of such Person, whether outstanding on the date of this Indenture or thereafter incurred; and

(2)	indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable.
The amount of indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the amount of any contingent obligation at such date that would be classified as indebtedness in accordance with GAAP; provided, however, that in the case of indebtedness sold at a discount, the amount of such indebtedness at any time will be the accreted value thereof at such time.
“Default” means any event which is, or after notice or passage of time or otherwise would be, an Event of Default.
“Definitive Security” means a certificated Security registered in the name of the holder thereof and issued in accordance with Section 2.03 hereof.
“Depositary” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in accordance with Section 2.13 hereof as the Depositary with respect to the Securities, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Existing Notes” means the 2.00% Notes due 2017 issued by the Parent, the 3.50% Notes due 2022 issued by the Parent, 5.00% Notes due 2042 issued by the Parent, the 3.95% Notes due 2017 guaranteed by the Parent and/or the 5.00% Senior Notes due 2015 guaranteed by the Parent.
“Funded Debt” of any Person means (a) all Debt of such Person having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of such Person, or (b) rental obligations of such Person payable more than 12 months from such date under leases which are capitalized in accordance with GAAP (such rental obligations to be included in Funded Debt at the amount so capitalized).
“GAAP” means generally accepted accounting principles in the United States which are in effect on September 18, 2015. At any time after the Issue Date, the Parent may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS on the date of such election; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Parent’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Parent shall give notice of any such election made in accordance with this definition to the Trustee.
“Global Security” when used with respect to any Series of Securities issued hereunder or any Tranche of any Series of Securities issued hereunder, means a Security (1) which is executed by the Issuer and certified and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or with a Board Resolution and pursuant to an Issuer Order, (2) which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all the outstanding Securities of such Series or, if such Series contains more than one Tranche, of such Tranche or any portion thereof, in either case having the same terms, including, without limitation, the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest and which shall bear the Global Security Legend.
“Global Security Legend” means the legend set forth in Section 2.13(c), which is required to be placed on all Global Securities issued under this Indenture.
“Guarantors” means the Parent and the Subsidiary Guarantors.
“Guaranty” means a Parent Guaranty or a Subsidiary Guaranty.
“Guaranty Agreement” means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Issuer's obligations with respect to the Securities on the terms provided for in this Indenture.
“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar's books.

“Indenture” means this Indenture dated as of September 18, 2015 among the Issuer, the Parent, the Subsidiary Guarantors and the Trustee, as amended or supplemented from time to time.
“Interest Payment Date” when used with respect to any Series of Securities or, if such Series contains more than one Tranche, any Tranche, means the dates specified in such Securities for the payment of any installment of interest on those Series or Tranche, as the case may be, of Securities.
“Issue Date” means, with respect to any Series of Securities or, if such Series contains more than one Tranche, any Tranche, the date on which the initial Securities of such Series or Tranche, as the case may be, are first issued.
“Issuer” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
“Issuer Order” means a written order signed in the name of the Issuer by an Officer who must be the Issuer's principal executive officer, principal financial officer or principal accounting officer.
“Maturity,” when used with respect to any Security or installment of principal thereof, means the date on which the principal of such Security or such installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, notice of option to elect repayment or otherwise.
“Mortgage” means any mortgage, pledge, security interest, encumbrance, lien or similar charge.
“Officer” means, with respect to any Person (other than a Trustee), the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of such Person.
“Officers' Certificate” means a certificate signed by one Officer of the Parent and one Officer of the Issuer.
“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee receiving such opinion. The counsel may be an employee of or counsel to the Issuer or the Trustee.
“Original Issue Discount Security” means any Security that provides for an amount less than the stated principal amount thereof to be due and payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02.
“Parent” means Molson Coors Brewing Company and its successors.
“Parent Guaranty” means any guarantee by the Parent of the Issuer's obligations with respect to any Series of Securities issued under this Indenture.
“Person” means any individual, company, corporation, partnership, limited liability company, joint venture, association, joint-stock company, unlimited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Principal Property” means any brewery, manufacturing, processing or packaging plant or warehouse owned at the date of this Indenture or thereafter acquired by the Parent, the Issuer or any Restricted Subsidiary that is located within the United States or Canada, other than any property which, in the opinion of the Board of Directors, is not of material importance to the total business conducted by the Parent, the Issuer and the Restricted Subsidiaries as an entirety.
“Restricted Subsidiary” means a Subsidiary of the Parent or the Issuer: (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States or Canada; and (b) which owns a Principal Property.
“SEC” means the United States Securities and Exchange Commission.
“Security” or “Securities” means each security issued formally by the Issuer under this Indenture.
“Senior Debt” means, with respect to any Person, Debt of such Person, whether outstanding on the date of this Indenture or thereafter incurred unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Securities or the Parent Guaranty, as the case may be; provided, however, that Senior Debt shall not include:

(1)	any Debt of such Person owing to the Parent or any affiliate of the Parent; or

(2)	any Debt of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Debt of such Person.
“Series” or “Series of Securities” means each series of debentures, notes or other debt instruments of the Issuer created pursuant to Section 2.01 and Section 2.02 hereof.
“Significant Subsidiary” means any Subsidiary of the Parent that would be a “Significant Subsidiary” within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
“Stated Maturity,” when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the principal amount of such Security is due and payable.
“Subsidiary” means, with respect to any Person, any other Person more than 50% of the outstanding Voting Stock of which at the time of determination is owned, directly or indirectly, by such first Person and/or one or more other Subsidiaries of such first Person.
“Subsidiary Guarantors” means Coors Brewing Company, Molson Canada 2005, CBC Holdco LLC, Coors International Holdco, ULC, Molson Coors Callco ULC, Molson Coors International General, ULC, Molson Coors Capital Finance ULC, MC Holding Company LLC, CBC Holdco 2 LLC, Newco3, Inc., Molson Coors Brewing Company (UK) Limited, Molson Coors Holdings Limited, Golden Acquisition, Molson Coors Holdco Inc. and any of the Parent's future Subsidiaries or any one or combination of such Subsidiaries to the extent designated in accordance with Section 2.02 as a “Subsidiary Guarantor” for a particular Series of Securities, until in each case, such entity is released as a guarantor pursuant to the terms of this Indenture, including in accordance with Section 10.06.

“Subsidiary Guaranty” means any guarantee by a Subsidiary Guarantor of the Issuer's obligations with respect to any Series of Securities under this Indenture.
“Tranche” means each tranche of debentures, notes or other debt instruments of the Issuer created pursuant to Section 2.01 and Section 2.02 hereof.
“Trustee” means the party named as the Trustee in this Indenture until a successor shall have been appointed pursuant to the applicable provisions of this Indenture, and, thereafter, means the party who is then the Trustee hereunder.
“Trust Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee.
“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or Trustee thereof.

Section 1.02	Other Definitions.

TERM	Defined in Section
“Agent”	2.04
“covenant defeasance option”	8.01(b)
“CUSIP”	2.14
“Event of Default”	6.01
“Guaranteed Obligation”	10.01
“Initial Lien”	4.04(a)
“ISIN”	2.14
“legal defeasance option”	8.01(b)
“Legal Holiday”	11.06
“Paying Agent”	2.04
“Registrar”	2.04
“Retiring Trustee”	7.08
“Service Agent”	2.04
“Successor Issuer”	5.01
“Successor Parent”	5.01

Section 1.03	Rules of Construction. Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)	“or” is not exclusive;

(4)	“including” means including without limitation;

(5)	words in the singular include the plural and words in the plural include the singular;

(6)	provisions apply to successive events and transactions; and

(7)	references to sections of or rules under the US Securities Act of 1933 shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.
ARTICLE 2
THE SECURITIES
Section 2.01    Issuable in Series. The aggregate principal amount of Securities that may be executed, certified and delivered under this Indenture is unlimited. The Securities may be issued in one or more Series. Each Series may contain one or more Tranches. In the case of Securities of a Series to be issued from time to time, one or more supplemental indentures may provide for the method by which specified terms (such as interest rate, maturity date, record date or date from which interest shall accrue) are to be determined. All Securities of any one Series shall be substantially identical except that they may vary as to denomination and the rate or rates of interest, if any, the date or dates from which interest shall accrue, maturity, the denominations in which such Securities are issued, the currency in which such Securities are payable and except as may otherwise be provided in any indenture supplemental hereto. All Securities of any one Tranche shall be substantially identical except that they may vary as to issue price. Securities may differ between Series in respect of any matters.
Section 2.02    Establishment of Terms of Series and Tranches of Securities. At or prior to the issuance of any Securities within a Series, the following shall be established in one or more supplemental indentures as to the Series generally if the Series will contain only one Tranche or as to each Tranche if the Series will contain more than one Tranche as reflecting terms set forth in a Board Resolution or an Officers' Certificate pursuant to authority granted under a Board Resolution:

(a)	the title of the Securities of the Series or Tranche (which shall distinguish the Securities of that particular Series or Tranche from the Securities of any other Series or Tranche);

(b)
any limit upon the aggregate principal amount of the Securities of the Series or Tranche which may be executed, certified and delivered under this Indenture (except for Securities executed, certified and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the Series or Tranche under the provisions of this Indenture);

(c)	the date or dates on which the principal and premium, if any, of the Securities of the Series or Tranche are payable;

(d)
the rate or rates (which may be fixed or variable) at which the Securities of the Series or Tranche shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest, if any, shall accrue, the Interest Payment Dates on which such interest, if any, shall be payable or the method by which such dates will be determined, the record dates, for the determination of

Holders thereof to whom such interest is payable (in the case of Securities in registered form), and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(e)
the currency or currencies, including composite currencies, in which Securities of the Series or Tranche shall be denominated and in which payment of the principal of (and premium, if any) and interest on the Securities shall be payable, if other than Canadian Dollars;

(f)
the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee, where the principal, premium and interest with respect to Securities of such Series or Tranche shall be payable or the method of such payment, if by wire transfer, mail or other means;

(g)
the price or prices at which, the period or periods within which, and the terms and conditions upon which, Securities of the Series or Tranche may be redeemed, in whole or in part at the option of the Issuer or otherwise;

(h)	the date as to which any Security of the Series or Tranche represented in registered form shall be dated if other than the Issue Date;

(i)	if any Securities of the Series or Tranche are to be issued as one or more Global Securities representing individual Securities of the Series or Tranche;

(j)
the obligation, if any, of the Issuer to redeem, purchase or repay the Securities of the Series or Tranche pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Securities of the Series or Tranche shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(k)
the terms, if any, upon which the Securities of the Series or Tranche may be convertible into or exchanged for any of the Issuer's limited partnership units or other interests in the Issuer, other debt securities, options, warrants or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

(l)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Securities of the Series or Tranche shall be issuable;

(m)
with respect to any Securities of the Series or Tranche that have been issued in multiple currencies, the manner in which the relative voting rights of the Securities of the Series or Tranche will be determined;

(n)
if the amount of principal, premium (if any) or interest with respect to the Securities of the Series or Tranche may be determined with reference to an index or pursuant to a formula or other method, the manner in which such amounts will be determined and the calculation agent, if any, with respect thereto;

(o)
if the principal amount payable at the Stated Maturity of Securities of the Series or Tranche will not be determinable as of any one or more dates prior to such Stated Maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any Maturity other than the Stated Maturity and which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in Canadian Dollars or any other applicable currency;

(p)	any changes or additions to Article VIII;

(q)
if other than the principal amount thereof, the portion of the principal amount of the Securities of the Series or Tranche that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;

(r)
the terms, if any, of the transfer, mortgage, pledge or assignment or grant of a security interest as security for the Securities of the Series or Tranche of or on any properties, assets, moneys, proceeds, securities or other collateral, and any corresponding changes to provisions of this Indenture as then in effect;

(s)
any addition to or change in the Events of Default which applies to any Securities of the Series or Tranche and any change in the right of the Trustee or the requisite Holders of such Securities of the Series or Tranche to declare the principal amount of, premium, if any, and interest on such Securities of the Series or Tranche due and payable pursuant to Section 6.02;

(t)
if the Securities of the Series or Tranche shall be issued in whole or in part in the form of a Global Security, the terms and conditions, if any, upon which such Global Security may be exchanged in whole or in part for individual Definitive Securities of such Series or Tranche, the Depositary for such Global Security and the form of any legend or legends to be borne by any such Global Security in addition to or in lieu of the Global Securities Legend;

(u)	the Trustee, certifying agent, Paying Agent, transfer agent, Service Agent or Registrar;

(v)	the applicability of the covenants (and the related definitions) set forth in Article IV or V and any additions or changes thereto;

(w)
the names, if any, of the Subsidiary Guarantors and any addition to or change in the terms of the Subsidiary Guaranties relating to the Series or Tranche, including any provisions related to their subordination;

(x)	any addition to or change in the terms of the Parent Guaranty, if any, applicable to the Securities of the Series or Tranche, including any provisions related to its subordination;

(y)	the subordination, if any, of the Securities of the Series or Tranche pursuant to this Indenture;

(z)	with regard to Securities of the Series or Tranche that do not bear interest, the dates for certain required reports to the Trustee;

(aa)	the terms applicable to Original Issue Discount Securities, including the rate or rates at which original issue discount will accrue; and

(bb)	any other terms of Securities of the Series or Tranche (which terms shall not be prohibited by, or inconsistent with, the provisions of this Indenture).
All Securities of any one Series or Tranche need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to the supplemental indenture referred to above, and the authorized principal amount of any Series or Tranche may not be increased to provide for issuances of additional Securities of such Series or Tranche, unless otherwise provided in such supplemental indenture.
Whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, interest, or any other amount payable under or with respect to a note or a guaranty, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
Except as otherwise contemplated by this Section 2.02, interest on the Securities of any Series or Tranche shall be computed on the basis of a 360-day year of twelve 30-day months. For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest to which any rate of interest payable under a Security, which is to be calculated on any basis other than a full calendar year, its equivalent may be determined by multiplying the rate by a fraction, the numerator of which is the number of days in the calendar year in which the period for which interest at such rate is payable and the denominator of which is the number of days comprising such other basis.
The first payment of interest on any Security of any Series or Tranche originally issued between a specified record date and an Interest Payment Date shall be made on the Interest Payment Date immediately following the next succeeding record date to the Holders on such next succeeding record date.
Section 2.03    Execution and Certification. One Officer of the Issuer shall sign the Securities for the Issuer by manual or facsimile signature.
If an Officer whose signature is on a Security no longer holds that office at the time the Security is certified, the Security shall nevertheless be valid. A Security shall not be valid until certified by the manual signature of the Trustee or a certification agent. The signature shall be conclusive evidence that the Security has been certified under this Indenture.
The Trustee shall at any time, and from time to time, certify Securities for original issue in the principal amount provided in the supplemental indenture hereto upon receipt by the Trustee of an Issuer Order. Such Issuer Order may authorize certification and delivery pursuant to oral or electronic instructions from the Issuer or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Each Security shall be dated the date of its certification unless otherwise provided by a supplemental indenture hereto.
The aggregate principal amount of Securities of any Series or Tranche outstanding at any time may not exceed any limit upon the maximum principal amount for such Series or Tranche set forth in the supplemental indenture hereto delivered pursuant to Section 2.02, except as provided in Section 2.08.
Prior to the issuance of Securities of any Series or Tranche, the Trustee shall have received and (subject to Section 7.02) shall be fully protected in relying on: (a) one or more supplemental indentures hereto establishing the form of the Securities of that Series or Tranche and the terms of the Securities of that Series or Tranche, (b) an Officers' Certificate complying with Section 11.02, and (c) an Opinion of Counsel complying with Section 11.02.
The Trustee may decline to certify and deliver any Securities of such Series or Tranche if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.
The Trustee may appoint a certification agent reasonably acceptable to the Issuer to certify the Securities. Unless limited by the terms of such appointment, a certification agent may certify Securities whenever the Trustee may do so. Each reference in this Indenture to certification by the Trustee includes certification by such agent. A certification agent has the same rights as any Registrar, Paying Agent or Service Agent (each as defined below).
Section 2.04    Paying Agent, Registrar and Service Agent. The Issuer shall maintain, with respect to each Series and Tranche of Securities, an office or agency in the City of Toronto, Ontario (or any other place or places specified with respect to such Series or Tranche pursuant to Section 2.02) where Securities of such Series or Tranche may be presented or surrendered for payment (“Paying Agent”), where Securities of such Series or Tranche may be presented for registration of transfer or exchange (“Registrar”) and where notices and demands to or upon the Issuer in respect of the Securities of such Series or Tranche and this Indenture (not including, however, service of process) may be served (“Service Agent” and collectively with the Paying Agent and the Registrar, the “Agents” and each, an “Agent”). The Trustee, as Registrar, shall keep a register with respect to each Series and Tranche of Securities and to their transfer and exchange. The Issuer will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent or Service Agent. If at any time the Issuer shall fail to maintain any such required Registrar, Paying Agent or Service Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands (other than service of process) may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
The Issuer may also from time to time designate one or more co-registrars, additional paying agents or additional service agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligations to maintain a Registrar, Paying Agent and Service Agent in each place so specified pursuant to Section 2.02 for Securities of any Series or Tranche for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional service agent. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Service Agent” includes any additional service agent.
The Issuer hereby appoints the Trustee as the initial Registrar, Paying Agent and Service Agent for each Series and Tranche unless another Registrar, Paying Agent or Service Agent, as the case may be, is appointed prior to the time Securities of that Series or Tranche are first issued.

Section 2.05    Paying Agent to Hold Money in Trust. The Issuer shall require each Paying Agent, other than a Trustee, to agree in writing that the Paying Agent will hold in trust, for the benefit of Holders of any Series of Securities, or the Trustee, all money held by the Paying Agent for the payment of principal of or interest on the Series of Securities, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer, the Parent or a Subsidiary of the Parent acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of Holders of any Series of Securities all money held by it as Paying Agent.
Section 2.06    Securityholder Lists. The Trustee, as Registrar, shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of each Series and Tranche of Securities. The Trustee shall from time to time when requested to do so by the Issuer furnish the Issuer with a list of the names and addresses of Holders of each Series and Tranche of Securities entered on the register kept by the Trustee and showing the principal amount of each Series and Tranche of Securities held by each such Holder. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing, at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list, in such form and as of such date as the Trustee may reasonably require, of the names and addresses of Holders of each Series or Tranche of Securities.
Section 2.07    Transfer and Exchange. When Securities are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Securities of the same Series (and, in the case of a Series with more than one Tranche, the same Tranche) containing identical terms and provisions, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Issuer shall issue and execute, and the Trustee shall certify and deliver, Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuer or Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 3.06 or Section 9.04).
Neither the Issuer nor the Registrar shall be required: (a) to issue, register the transfer of, or exchange Securities of any Series (or, in the case of a Series with more than one Tranche, any Tranche) for the period beginning at the opening of business 15 days immediately preceding the mailing of a notice of redemption of Securities of that Series or Tranche, as the case may be, selected for redemption and ending at the close of business on the day of such mailing; or (b) to register the transfer or exchange of Securities of any Series (or, in the case of a Series with more than one Tranche, any Tranche) selected, called or being called for redemption as a whole or the portion being redeemed of any such Securities selected, called or being called for redemption in part, except, in the case of a Security to be redeemed in part, the portion thereof not to be redeemed.
Section 2.08    Replacement Securities. If any mutilated Security is surrendered to the Trustee, the Issuer shall issue and execute and, subject to applicable law and the reasonable requirements of the Issuer or the Trustee, the Trustee shall certify and deliver in exchange therefor a new Security of the same Series (and, in the case of a Series with more than one Tranche, the same Tranche)

containing identical terms and provisions and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
If there shall be delivered to the Issuer and the Trustee: (i) evidence to their satisfaction of the destruction, loss or theft of any Security; and (ii) such surety bond or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Issuer or a Trust officer of the Trustee that such Security has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee shall certify and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of the same Series (and, in the case of a Series with more than one Tranche, the same Tranche) containing identical terms and provisions and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Security, pay such Security.
Upon the issuance of any new Security under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Security of any Series (or, in the case of a Series with more than one Tranche, any Tranche) issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that Series (or, in the case of a Series with more than one Tranche, any Tranche) duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
Section 2.09    Outstanding Securities. The Securities outstanding at any time are all the Securities certified by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.
If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.
If the Paying Agent (other than the Issuer, the Parent, a Subsidiary of the Parent or an Affiliate of any thereof) has received on time from the Issuer and holds on the Maturity of Securities of a Series or, in the case of a Series with more than one Tranche, on the Maturity of Securities of a Tranche, money sufficient to pay such Securities payable on that date, then on and after that date such Securities of the Series or Tranche, as the case may be, cease to be outstanding and interest on them ceases to accrue.

In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.
Section 2.10    Temporary Securities. Until Definitive Securities are ready for delivery, if required pursuant to Section 2.02, the Issuer may prepare and the Trustee shall certify temporary Securities upon an Issuer Order. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee upon request shall certify Definitive Securities of the same Series (and, in the case of a Series with more than one Tranche, the same Tranche) and date of maturity in exchange for temporary Securities. Until so exchanged, temporary Securities shall have the same rights under this Indenture as the Definitive Securities.
Section 2.11    Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Securities according to its normal operating procedures (subject to the record retention requirements of applicable laws) and deliver a certificate of such destruction to the Issuer, unless the Issuer otherwise directs the Trustee to deliver cancelled Securities to the Issuer. The Issuer may not issue new Securities to replace Securities that it has redeemed, paid or delivered to the Trustee for cancellation.
Section 2.12    Defaulted Interest. If the Issuer defaults in a payment of interest on a Series of Securities or, in the case of a Series with more than one Tranche, on a Tranche of Securities, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the persons who are Holders of the Series or Tranche, as the case may be, on a subsequent special record date. The Issuer shall fix such record date and payment date. At least 30 days before the record date, the Issuer shall mail, first class, to the Trustee and to each Holder of the Series or Tranche, as the case may be, a notice that states the record date, the payment date and the amount of interest to be paid. The Issuer may pay defaulted interest in any other lawful manner.

Section 2.13	Global Securities.

(a)
Terms of Securities. One or more supplemental indentures entered into pursuant to a Board Resolution or an Officers' Certificate shall establish whether the Securities of a Series or Tranche shall be issued in whole or in part in the form of one or more Global Securities and the Depositary for such Global Security or Securities.

(b)
Transfer and Exchange. Unless otherwise provided for any particular Series or Tranche of Securities pursuant to Section 2.02, notwithstanding any provisions to the contrary contained in Section 2.07 of the Indenture and in addition thereto, any Global Security shall be exchangeable pursuant to Section 2.07 of the Indenture for Securities registered in the names of Holders other than the Depositary for such Security or its nominee only if: (i) such Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a clearing agency registered under securities legislation governing the Securities, and, in either case, the Issuer fails to appoint a successor Depositary within 90 days of such event; (ii) the Issuer executes and delivers to the Trustee an Officers' Certificate to the effect that such Global Security shall be so exchangeable; or (iii) an Event of Default with respect to the Securities represented by such Global Security shall have happened and be continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities registered in such names as the Depositary shall direct in writing in an aggregate principal amount equal to the principal amount of the Global Security with like tenor and terms.
Except as provided in this Section 2.13(b), a Global Security may not be transferred except as a whole by the Depositary with respect to such Global Security to a nominee of such Depositary, by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such a successor Depositary with the prior written consent of the Issuer.
All Securities of any Series or Tranche issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same continuing indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

(c)
Legend. Unless otherwise provided for any particular Series or Tranche of Securities pursuant to Section 2.02, any Global Security issued hereunder shall bear a legend in substantially the following form:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO MOLSON COORS INTERNATIONAL LP (THE “ISSUER”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.”

(d)	Acts of Holders.

(i)
Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(ii)
The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which a Trustee deems sufficient.

(iii)	The ownership of registered securities shall be proved by the register maintained by the Registrar.

(iv)
Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Security.

(v)
If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

The Depositary, as a Holder, may appoint agents and otherwise authorize persons that have accounts with the Depositary (or persons that have accounts with such persons) to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.

(e)
Payments. Notwithstanding the other provisions of this Indenture: (i) unless otherwise specified as contemplated by Section 2.02, payment of the principal of (and premium, if any) and interest on any Global Security shall be made by the Issuer or a Paying Agent to the Depositary or its nominee, as the case may be, as registered holder of the Global Security; and (ii) if an Event of Default specified in Section 6.01(1) or (2) shall have occurred and is continuing on a day on which payment with respect to the Securities of a Series affected by such Event of Default is made, the Issuer or the Paying Agent, as the case may be, shall pay any such amounts to be paid to the Holders of such Securities (other than amounts received pursuant to Article VIII) ratably, without preference or priority of any kind, among all of the Securities of any Series affected by such Event of Default according to the amounts due and payable on such Securities as of such date for principal (or, in the case of Original Issue Discount Securities, the portion thereby specified in the terms of such Security), premium, if any, and interest, respectively. A record date will be established at least 15 days (and not more than 30 days) prior to the payment date. Interest payments on such Global Security shall be made by the Issuer or a Paying Agent either by cheque dated the applicable Interest Payment Date and delivered to the Depositary or its nominee, as the case may be, two Business Days before the Interest Payment Date or by wire transfer of immediately available funds by 11:00 a.m. on the Business Day preceding the Interest Payment Date. As long as the Depositary or its nominee is the registered owner of a Global Security, the Depositary or its nominee, as the case may be, shall be considered the sole owner of the Global Security for the purposes of receiving payment on such Global Security.

(f)
Consents, Declaration and Directions. Except as provided in Section 2.13(d), the Issuer, the Trustee and the Paying Agent shall treat a person as the Holder of such principal amount of outstanding Securities of such Series or Tranche represented by a Global Security as shall be specified in a written statement of the Depositary with respect to such Global Security, for purposes of obtaining any consents, declarations, waivers or directions required to be given by the Holders pursuant to this Indenture.

Section 2.14    CUSIP Numbers. The Issuer in issuing the Securities may use numbers assigned by the Committee on Uniform Securities Identification Procedures (“CUSIP”) and corresponding International Securities Identification Numbers (“ISIN”) (if then generally in use) and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in such notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

ARTICLE 3
REDEMPTION
Section 3.01    Notices to Trustee. The Issuer may, with respect to any Series or Tranche of Securities, reserve the right to redeem and pay the Series or Tranche of Securities or may covenant to redeem and pay the Series or Tranche of Securities or any part thereof prior to the Stated Maturity thereof at such time and on such terms as provided for in such Series or Tranche of Securities or in the applicable Board Resolution or this Indenture. If a Series or Tranche of Securities is redeemable and the Issuer elects or is obligated to redeem prior to the Stated Maturity thereof all or part of the Series or Tranche of Securities pursuant to the terms of such Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities of the Series or Tranche to be redeemed and the redemption price.
Section 3.02    Selection by Trustee of Securities To Be Redeemed. Unless otherwise provided for a particular Series or Tranche of Securities pursuant to Section 2.02, if fewer than all the Securities of a Series or Tranche are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select, not more than 60 days prior to the redemption date, the Securities to be redeemed or purchased pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, or, in the case of Global Securities, the procedures of the related Depositary, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities of such Series or Tranche, as the case maybe, not previously called for redemption. Securities and portions of them the Trustee selects for redemption shall be in principal amounts of $1,000 and integral multiples of $1,000, in each case, of the currency in which the Securities are denominated unless otherwise provided for in a supplemental indenture with respect to such Securities. Provisions of this Indenture that apply to Securities called for redemption or purchase also apply to portions of Securities called for redemption or purchase. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed or purchased.
Section 3.03    Notice of Redemption. Unless otherwise provided for a particular Series or Tranche of Securities pursuant to Section 2.02, at least 30 days but not more than 60 days before a date for redemption of Securities, the Issuer shall mail or caused to be mailed a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.
The notice shall identify the Securities to be redeemed and shall state:

(1)	the redemption date;

(2)	the redemption price;

(3)	the name and address of the Paying Agent;

(4)	that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)
if fewer than all the outstanding Securities of the applicable Series or Tranche are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed after determination by the Trustee pursuant to Section 3.02;

(6)
in case any Security is to be redeemed in part only, on and after the redemption date, upon surrender of such Security, the Holder of such Security shall receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

(7)	that, unless the Issuer defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(8)	the paragraph of the Securities and/or provision of this Indenture or any supplemental indenture pursuant to which the Securities called for redemption are being redeemed;

(9)	the CUSIP or ISIN number, if any, printed on the Securities being redeemed; and

(10)	that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities.
Section 3.04    Effect of Notice of Redemption. Once notice of redemption is given as provided in Section 3.03, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05    Deposit of Redemption Price. Prior to 11:00 a.m. on the Business Day preceding the redemption date (or at such later time preceding the redemption date as may otherwise be agreed to by the Paying Agent and the Issuer), the Issuer shall deposit with the Paying Agent (or, if the Issuer, the Parent or a Subsidiary of the Parent is the Paying Agent, shall segregate and hold in trust) an amount of money sufficient to pay the redemption price of and accrued interest and other amounts payable, if any, on all Securities to be redeemed on that date other than Securities or portions of Securities or portions thereof called for redemption which have been delivered by the Issuer to the Trustee for cancellation.
Section 3.06    Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall certify for the Holder (at the Issuer's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered but otherwise containing identical terms and provisions.
ARTICLE 4
COVENANTS
Section 4.01    Payment of Securities. The Issuer covenants and agrees for the benefit of the Holders of each Series and Tranche of Securities that it shall promptly pay the principal of, interest on, and other amounts payable (if any) on the Securities of such Series and such Tranche on the dates and in the manner provided in the Securities of such Series and such Tranche and in this

Indenture. Principal, premium (if any) and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent has received on time from the Issuer and holds in accordance with this Indenture money sufficient to pay all principal, premium (if any) and interest then due. The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
Section 4.02    Compliance Certificate. Each of the Parent and the Issuer shall deliver to the Trustee within 120 days after the end of its respective fiscal year (and at least once in each 12 month period) and at any other reasonable time upon the demand of the Trustee an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of Parent or the Issuer, respectively, they would normally have knowledge of any Default and that the Parent or the Issuer, as applicable, has complied with all requirements contained in this Indenture that, if not complied with, would constitute a Default and whether or not the signers know of any Default that occurred during such period. If they do know of any Default, the certificate shall describe the Default, its status and what action the Parent or the Issuer, as applicable, is taking or proposes to take with respect thereto.
Section 4.03    Further Instruments and Acts. Upon request of the Trustee, the Parent and the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 4.04	Limitations on Secured Debt.

(a)
None of the Issuer, the Parent or any Restricted Subsidiary shall incur or enter into a guarantee of any Debt secured by a Mortgage (the “Initial Lien”) on any Principal Property of the Parent, the Issuer or any Subsidiary of the Parent, or on any Capital Stock of any Restricted Subsidiary, whether owned at the Issue Date or thereafter acquired, without the Parent or the Issuer effectively providing, or causing such Subsidiary or Restricted Subsidiary to provide, that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured (on for the avoidance of doubt the Principal Properties or such Capital Stock) for so long as such obligations are so secured; provided, however, that the Issuer, the Parent or any Restricted Subsidiary shall be entitled to incur or guarantee Debt secured by Mortgages on any Principal Property of the Issuer, the Parent or any Subsidiary of the Parent, or on any Capital Stock of any Restricted Subsidiary, whether owned at the Issue Date or thereafter acquired, as long as the aggregate amount of outstanding Debt secured by Mortgages incurred pursuant to this proviso, when taken together with all Attributable Debt with respect to sale and leaseback transactions involving Principal Properties of the Issuer, the Parent or any Restricted Subsidiary (with the exception of such transactions which are excluded pursuant to Section 4.05(b)) does not, at the time of such incurrence or guarantee, exceed 15% of Consolidated Net Tangible Assets, as determined based on the most recent available consolidated balance sheet of the Parent. Any Mortgage created for the benefit of the Holders of Securities pursuant to the preceding sentence shall provide by its terms that such Mortgage shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

(b)	The above restriction will not apply to Debt secured by:

(1)	purchase money Mortgages;

(2)
Mortgages existing on any property prior to the acquisition thereof by the Parent, the Issuer or a Restricted Subsidiary or existing on any property of any corporation that becomes a Subsidiary after the date of this Indenture prior to the time such corporation becomes a Subsidiary or securing indebtedness that is used to pay the cost of acquisition of such property or to reimburse the Parent, the Issuer or a Restricted Subsidiary for that cost; provided, however, that such Mortgage shall not apply to any other property of the Parent, the Issuer or a Restricted Subsidiary other than improvements and accessions to the property to which it originally applies;

(3)
Mortgages to secure the cost of development or construction of such property, or improvements of such property; provided, however, that such Mortgages shall not apply to any other property of the Parent, the Issuer or any Restricted Subsidiary;

(4)
Mortgages in favour of a governmental entity or in favour of the holders of securities issued by any such entity, pursuant to any contract or statute (including Mortgages to secure Debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages;

(5)	Mortgages securing indebtedness owing to the Parent, the Issuer or a Subsidiary Guarantor;

(6)	Mortgages existing on the Issue Date;

(7)
Mortgages required in connection with governmental programs which provide financial or tax benefits, as long as substantially all of the obligations secured are in lieu of or reduce an obligation that would have been secured by a lien permitted under this Indenture;

(8)
Extensions, renewals or replacements of the Mortgages referred to in this Section 4.04(b) (other than Mortgages described in clauses (3) and (5) above) so long as the principal amount of the secured Debt is not increased (other than by the amount of fees, costs and premiums incurred in connection therewith) and the extension, renewal or replacement is limited to all or part of the same property secured by the Mortgage so extended, renewed or replaced; or

(9)	Mortgages in connection with sale and leaseback transactions permitted by Section 4.05(b).

Section 4.05	Limitation on Sales and Leasebacks.

(a)
None of the Parent, the Issuer or any Restricted Subsidiary shall enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt with respect to such transactions, when taken together with all secured Debt permitted under the proviso in Section 4.04(a) (and not excluded in Section 4.04(b)) would not, at the time such transaction is entered into, exceed 15% of Consolidated Net Tangible Assets, as determined based on the most recent available consolidated balance sheet of the Parent.

(b)	The restriction in Section 4.04(a) shall not apply to, and there shall be excluded from Attributable Debt in any computation under Section 4.04(a), any sale and leaseback transaction if:

(1)	the transaction is between or among two or more of the Parent, the Issuer and any of the Subsidiary Guarantors;

(2)	the lease is for a period, including renewal rights, of not in excess of three years;

(3)	the transaction is with a governmental authority that provides financial or tax benefits;

(4)
the net proceeds of the sale are at least equal to the fair market value of the property and, within 180 days of the transfer, the Parent, the Issuer or a Subsidiary Guarantor repays Funded Debt owed by them or make expenditures for the expansion, construction or acquisition of a Principal Property at least equal to the net proceeds of the sale; or

(5)	such sale and leaseback transaction is entered into within 180 days after the acquisition or construction, in whole but not in part, of such Principal Property.
Section 4.06    Future Guarantors. Each of the Parent and the Issuer shall cause each of its Subsidiaries that guarantees Senior Debt of the Issuer or the Parent under (i) the Parent's or the Issuer's then existing primary revolving credit facility, (ii) the Existing Notes, and (iii) Additional Debt, after the Issue Date to, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Subsidiary will guarantee payment of the Securities on the same terms and conditions as those set forth in Article X.
ARTICLE 5
MERGER AND CONSOLIDATION

Section 5.01	When Parent or Issuer May Merge or Transfer Assets.
Unless otherwise provided for in a particular Series or Tranche of Securities pursuant to Section 2.02, neither the Parent nor the Issuer shall consolidate or amalgamate with or merge with or into, or sell, convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to any Person, unless:

(1)
(A) the resulting, surviving or transferee Person (the “Successor Issuer”, in the case of the Issuer, or the “Successor Parent”, in the case of the Parent) shall be a Person organized and existing under the laws of the the United States, Canada, Switzerland, the United Kingdom, any member of the European Union or the predecessor's jurisdiction of organization, or any state, province or division thereof, or the District of Columbia, and the Successor Issuer (if not the Issuer) or the Successor Parent (if not the Parent) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee, all the obligations of the Parent or the Issuer, as applicable, under the Securities and this Indenture and immediately after giving pro forma effect to such transaction (and treating any indebtedness or sale and leaseback transaction which becomes an obligation of the Successor Issuer, the Successor Parent or any Subsidiary as a result of such transaction as having been incurred at the time of such transaction), no Default shall have occurred and be continuing or (B) the Issuer consolidates, amalgamates, merges, sells, conveys, transfers or leases, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to the Parent or another Subsidiary of the Parent as a result of which the Issuer receives an amount of consideration equal to no less than the fair market value of such assets as determined by the Board of Directors;

(2)
the Parent or the Issuer, as applicable, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, sale or transfer and such supplemental indenture (if any) comply with this Indenture; and

(3)
the Issuer, the Parent, the Successor Issuer or the Successor Parent, as applicable, shall have delivered to the Trustee an Opinion of Counsel (who may be counsel to the Issuer) that such transaction will not result in, or be deemed to result in, a taxable event in Canada or any withholding tax with respect to any Securityholders.

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Parent or the Issuer, which properties and assets, if held by the Parent or the Issuer, as the case may be, instead of such Subsidiaries would constitute all or substantially all of the properties and assets of the Parent or the Issuer, as the case may be, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of Parent or the Issuer, as applicable.
In the case of a transaction subject to Section 5.01(1)(A), the Successor Parent and the Successor Issuer shall be the successor to the Parent or the Issuer, as applicable, and shall succeed to, and be substituted for, and may exercise every right and power of, the Parent or the Issuer, as applicable, under this Indenture, and the predecessor Parent or the Issuer, as applicable, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01    Events of Default. Unless otherwise provided for a particular Series of Securities pursuant to Section 2.02, each of the following constitutes an “Event of Default” with respect to each Series of Securities:

(1)	the Issuer defaults in any payment of any installment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

(2)
the Issuer defaults in the payment of any installment of principal of or premium, if any, on any Security when the same becomes due and payable at its stated maturity, upon optional redemption, upon declaration of acceleration or otherwise;

(3)
the Issuer or any Guarantor fails to comply with any of its covenants in the Securities or this Indenture (other than those referred to in clause (1) or (2) above) and such failure continues for 90 days after the notice specified below;

(4)
the payment of any Debt of the Parent, the Issuer, any Subsidiary Guarantor or any Significant Subsidiary in a principal amount exceeding U.S.$100,000,000 is accelerated as a result of the failure of the Parent, the Issuer, such Subsidiary Guarantor or such Significant Subsidiary to perform any covenant or agreement applicable to such Debt, which acceleration is not rescinded or annulled within 60 days after written notice thereof;

(5)	the Parent or the Issuer pursuant to or within the meaning of any Bankruptcy Law applicable to it:

(A)	commences a voluntary case;

(B)	consents to the entry of an order for relief against it in an involuntary case;

(C)	consents to the appointment of a Bankruptcy Custodian of it or for any substantial part of its property; or

(D)	makes a general assignment for the benefit of its creditors;
or takes any comparable action under any foreign laws relating to insolvency and applicable to it; or

(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law applicable to the Parent or the Issuer that:

(A)	is for relief against the Parent or the Issuer in an involuntary case;

(B)	appoints a Bankruptcy Custodian of the Parent or the Issuer or for any substantial part of its property; or

(C)	orders the winding up or liquidation of the Parent or the Issuer;
or any similar relief is granted under any foreign laws applicable to the Parent (if a Guarantor) or the Issuer and the order or decree remains unstayed and in effect for 60 days.
Unless otherwise provided for a particular Series of Securities pursuant to Section 2.02, a Default under clause (3) is not an Event of Default with respect to a Series of Securities until the Trustee notifies, or the holders of at least 25% in principal amount of the outstanding Securities of such

Series notify, the Issuer of the Default and the Issuer does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.
The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default under clause (3), its status and what action the Issuer is taking or proposes to take with respect thereto.
Section 6.02    Acceleration. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing with respect to any Series of Securities, the Trustee, in its discretion, by notice to the Issuer, or the Holders of at least 25% in principal amount of the outstanding Securities of such Series by notice to the Issuer and the Trustee may declare the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereof specified in terms of such Security), premium, if any, and accrued and unpaid interest on all the Securities of such Series to be due and payable. If an Event of Default specified in Section 6.01(3) or (4) occurs and is continuing, the Trustee, in its discretion, by notice to the Issuer, or the Holders of at least 25% in principal amount of the outstanding Securities of all affected Series (all such affected Series voting together as a single class) by notice to the Issuer and the Trustee, may declare the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereof specified in terms of such Security), premium, if any, and accrued and unpaid interest on the Securities of such affected Series to be due and payable. Upon any declaration of the type described in the previous two sentences of this Section 6.02, such principal amount, premium, if any, and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(5) or (6) occurs and is continuing, the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereof specified in the terms of such Security), premium, if any, and interest on all the outstanding Securities issued pursuant to this Indenture shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities of any Series by written notice to the Trustee and the Issuer may rescind an acceleration of the Securities of such Series and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except non-payment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereof specified in the terms of such Security), premium, if any, or interest on the Securities of such Series that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
Section 6.03    Other Remedies. If an Event of Default with respect to any Series of Securities occurs and is continuing, the Trustee may in its discretion pursue any available remedy to collect the payment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, or interest on the Securities of that Series or to enforce the performance of any provision of the Securities of that Series or this Indenture.
The Trustee may in its discretion maintain a proceeding even if it does not possess any of the Securities of a Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default with respect to any Series of Securities shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
Section 6.04    Waiver of Past Defaults. The Holders of a majority in principal amount of the outstanding Securities of all Series affected thereby (all such Series or voting together as a single class) by notice to the Trustee may waive an existing Default and its consequences except: (i) a Default in the payment of the principal amount of (or, in the case of Original Issue Discount Securities of that Series, the portion thereby specified in the terms of such Security), premium, if any, or interest on a Security of that Series, (ii) a Default arising from the failure to redeem or purchase any Security of that Series when required pursuant to the terms of this Indenture, or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder of Securities of that Series affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
Section 6.05    Control by Majority. The Holders of a majority in principal amount of the outstanding Securities of all affected Series (all such Series voting together as a single class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to that Series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder of Securities of that Series or that would expose the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
Section 6.06    Limitation on Suits. Except to enforce the right to receive payment of the principal amount of (or, in the case of Original Issue Discount Securities, the portion thereby specified in the terms of such Security), premium, if any, or interest on a Security of any Series when due, no Holder of a Security of such Series may pursue any remedy with respect to this Indenture or the Securities of that Series unless:

(1)	the Holder gives to the Trustee written notice stating that an Event of Default with respect to that Series is continuing;

(2)	the Holders of at least 25% in principal amount of the outstanding Securities of all affected Series make a written request to the Trustee to pursue the remedy;

(3)	such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)	the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)
the Holders of a majority in principal amount of the outstanding Securities of that Series or of all affected Series do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Securityholder of any Series may not use this Indenture to prejudice the rights of another Securityholder of that Series or to obtain a preference or priority over another Securityholder of that Series.
Section 6.07    Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of (or, in the case of Original Issue Discount Securities, the portion thereby specified in the terms of such Security), premium, if any, and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any payment with respect to the Securities, shall not be impaired or affected without the consent of such Holder.
Section 6.08    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.06.
Section 6.09    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuer, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of and as directed by the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Bankruptcy Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.06.
Section 6.10    Priorities. If the Trustee collects any money or property pursuant to this Article VI (including Section 6.08) with respect to any Series of Securities, it shall pay out the money or property in the following order:
FIRST: to the Trustee for amounts due under Section 7.06;
SECOND: to Securityholders for amounts due and unpaid on the Securities of that Series for principal (or, in the case of Original Issue Discount Securities, the portion thereby specified in the terms of such Security), premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal (or, in the case of Original Issue Discount Securities, the portion thereby specified in the terms of such Security), premium, if any, and interest, respectively; and
THIRD: to the Issuer.
The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.
Section 6.11    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as

Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable legal counsel fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the outstanding Securities of any Series.
Section 6.12    Waiver of Stay or Extension Laws. The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee or any Holder, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 7
TRUSTEE

Section 7.01	Duties of Trustee.

(a)
If an Event of Default with respect to any Series of Securities has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

(b)	With respect to any Series of Securities:

(1)
the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no other duties, covenants or obligations shall be implied or read into this Indenture otherwise or inferred against the Trustee; and

(2)
in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)	The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)	this paragraph does not limit the effect of paragraph (b) of this Section;

(2)	the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)	the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)	Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)	The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)	Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)
No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(h)	Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to applicable law.

(i)
In the exercise of the rights, powers and duties prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly, in good faith and in a commercially reasonable manner and exercise that degree of care, diligence and skill that a reasonably prudent Person would exercise in comparable circumstances and shall duly observe and comply with the provisions of any legislation and regulations which relate to the functions or role of the Trustee as a fiduciary hereunder.

Section 7.02	Rights of Trustee.

(a)	The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)
Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

(c)	The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)
The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or gross negligence.

(e)
At the Issuer's expense, the Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)
The Trustee shall have the right to disclose any information disclosed or released to it if in the opinion of the Trustee, or its legal counsel, it is required to disclose under any applicable laws, court order or administrative directions. The Trustee shall not be responsible or liable to any party for any loss or damage arising out of or in any way sustained or incurred or in any way relating to such disclosure.

(g)
Notwithstanding anything to the contrary which may be contained herein, the Trustee shall not have any obligation to exercise any discretion in the performance of its obligations hereunder and shall only be required to act upon the express written instructions of the Issuer or Securityholders as the case may be. If any provision of this Indenture imposes any obligation or determination to be taken or made by the Trustee and such provision does not expressly state who shall instruct or advise the Trustee, then such instruction or advice shall be required to be provided to the Trustee by Board Resolution.

(h)
The Trustee and its Affiliates may buy, sell, lend upon and deal in the Securities and generally contract and enter into financial transactions with the Issuer or otherwise, without being liable to account for any profits made thereby.

Section 7.03    Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not a Trustee. Any Service Agent, Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 7.09 and Section 7.10.
Section 7.04    Trustee's Disclaimer. The Trustee shall not be responsible for, nor does it make any representation as to, the validity or adequacy of this Indenture, the Securities or any offering materials, it shall not be accountable for the Issuer's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of certification.
Section 7.05    Notice of Defaults. If a Default with respect to Securities of any Series occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder of that Series notice of all uncured Defaults known to it within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the best interests of Securityholders of the affected Series and so advises the Issuer and the Parent in writing. Where notice of the occurrence of a Default is given by the Trustee and the Default is thereafter cured, notice that the Default is no longer continuing shall be given by the Trustee to the Securityholders within a reasonable time, but not exceeding 90 days, after the Default has been cured.
Section 7.06    Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services or such compensation which they shall otherwise agree to in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with this Indenture or any matter relating to it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts and shall include any expenses incurred under Section 7.07. Any amount due under this Section 7.06 and unpaid 30 days after request for such payment shall bear interest from the expiration of such 30 days at a rate per annum equal to the then current rate charged by the Trustee from time to time, payable on demand. After default, all amounts so payable and the interest thereon payable out of any funds coming into the possession of the Trustee or its successors in the trusts hereunder in priority to any payment of the principal of, or interest or Premium, if any, on, the Securities.
The Issuer shall indemnify the Trustee against any and all loss, liability or expense (including legal counsel fees) it may incur in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuer promptly of any matter for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. If a claim is brought against the Trustee, the Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee directly as a result of the Trustee's own willful misconduct, gross negligence or bad faith.
In addition to and without limiting any other protection of the Trustee hereunder or otherwise by law, the Issuer shall indemnify and hold the Trustee, its officers, directors, employees, representatives and agents harmless from and against any and all liabilities, losses, claims, damages, penalties, actions, suits, demands, levies, costs, expenses and disbursements, including any and all reasonable legal and adviser fees and disbursements of whatever kind or nature which may at any time be suffered by, imposed on, incurred by or asserted against the Trustee, whether groundless or otherwise, howsoever arising from or out of any act, omission or error of the Trustee in connection with its acting as Trustee hereunder unless arising from the negligence, willful misconduct or breach of its duties as set forth in Section 7.01(i) on the part of the Trustee. Notwithstanding any other provision hereof, this indemnity shall survive the removal, or resignation of the Trustee, discharge of this Indenture and termination of any trust created hereby.
The Issuer's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(5)(D) or (6), the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
Section 7.07    Experts. The Trustee may appoint such agents and employ or retain such counsel, accountants, engineers, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and shall not be responsible for any misconduct on the part of any of them. The Trustee may pay remuneration for all services performed for it in the discharge of the trusts hereof without taxation for costs or fees of any counsel, solicitor or attorney. The Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any agent, counsel, accountant, engineer, appraiser or other expert or adviser, whether retained or employed by the Issuer, Securityholders or the Trustee, in relation to any matter arising in the performance of its duties under this Indenture.

Section 7.08    Replacement of the Trustee. The Trustee may resign at any time with respect to any Series or Tranche of Securities by so notifying the Issuer not less than 60 days prior to the effective date of such resignation. The Holders of a majority in principal amount of the outstanding Securities of any Series or Tranche may remove the Trustee with respect to that Series or Tranche by so notifying the Trustee. The Issuer shall remove the Trustee if:

(1)	the Trustee fails to comply with Section 7.10;

(2)	the Trustee is adjudged bankrupt or insolvent;

(3)	a receiver or other public officer takes charge of the Trustee or its property; or

(4)	the Trustee otherwise becomes incapable of acting.
If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the outstanding Securities of any Series or Tranche or if a vacancy exists in the office of the Trustee for any reason (the Trustee in each such event being referred to herein as the “Retiring Trustee”), the Issuer shall promptly appoint a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the Retiring Trustee and to the Issuer. Thereupon the resignation or removal of the Retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of a Trustee under this Indenture. A successor Trustee with respect to any Series or Tranche of Securities shall mail a notice of its succession to the outstanding Securityholders of that Series or Tranche. The Retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.
If a successor Trustee with respect to any Series or Tranche of Securities does not take office within 60 days after the Retiring Trustee resigns or is removed, the Retiring Trustee or the Holders of 10% in principal amount of the outstanding Securities of that Series or Tranche may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee with respect to any Series or Tranche of Securities fails to comply with Section 7.10, any outstanding Securityholder of that Series or Tranche may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer's obligations under Section 7.06 shall continue for the benefit of the Retiring Trustee.
Section 7.09    Successor Trustee by Merger. If the Trustee consolidates or amalgamates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee with respect to the Trustee.
In case at the time such successor or successors by merger, conversion, amalgamation or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been certified but not delivered, any such successor to the Trustee may adopt the certificate of certification of any predecessor trustee, and deliver such Securities so certified; and in case at that time any of the Securities shall not have been certified, any successor to the Trustee may certify such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10	Eligibility; Disqualification.

(a)
The Trustee represents and warrants to the Issuer and the Parent that it is a trust company organized under the laws of Canada or a province thereof and is qualified and authorized under such laws and the laws of each province of Canada to carry on trust business therein. If at any time the Trustee shall cease to be qualified and authorized under such laws and the laws of each province of Canada to carry on trust business therein, it shall resign immediately in the manner and with the effect hereinafter specified in Section 7.08. The Trustee which is a successor to or is appointed as a replacement of the Trustee shall meet the qualifications set out in this Section 7.10.

(b)
The Trustee represents and warrants to the Issuer and the Parent that at the date of the execution and delivery of this Indenture there exists no material conflict of interest in the Trustee's role as a fiduciary hereunder. If at any time a material conflict of interest exists in respect of the Trustee's role as a fiduciary under this Indenture that is not eliminated within 90 days after the Trustee becomes aware that such a material conflict of interest exists, the Trustee shall resign from the trusts under this Indenture by giving notice in writing of such resignation and the nature of such conflict to the Issuer at least 21 days prior to the date upon which such resignation is to take effect, and shall on such date be discharged from all further duties and liabilities hereunder. The validity and enforceability of this Indenture and any Securities shall not be affected in any manner whatsoever by reason only of the existence of a material conflict of interest of the Trustee.

Section 7.11    Securityholder List. A Securityholder may, upon payment to the Trustee of a reasonable fee, require the Trustee to furnish within 10 days after delivering the affidavit or statutory declaration referred to below, a list setting out: (i) the name and address of every registered Securityholder; (ii) the aggregate principal amount of Securities owned by each registered Securityholder; and (iii) the aggregate principal amount of outstanding Securities, each as shown on the records of the Trustee on the day that the affidavit or statutory declaration is delivered to the Trustee. The affidavit or statutory declaration, as the case may be, shall contain: (1) the name, address and occupation of the requesting Securityholder; (2) where the requesting Securityholder is a corporation, its name and address for service; and (3) a statement that the list will not be used except in connection with an effort to influence the voting of the Securityholders, an offer to acquire Securities or any other matter relating to the Securities or the affairs of the Issuer. Where the requesting Securityholder is a corporation, the affidavit or statutory declaration shall be made by a director or officer of the Securityholder.
Section 7.12    Initial Appointment of the Trustee. The Issuer hereby appoints Computershare Trust Company of Canada as the initial Trustee, and Computershare Trust Company of Canada hereby accepts such appointment.
Section 7.13    Third Party Interests. Each party to this Indenture hereby represents to the Trustee that any account to be opened by, or interest to be held by, the Trustee in connection with this Indenture, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Trustee's prescribed form as to the particulars of such third party.
Section 7.14    Trustee Not Bound to Act. The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Trustee, in its sole judgment, acting reasonably, determine at any time that its acting under this Indenture has resulted in its being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days' written notice to the other parties to this Indenture, provided (i) that the Trustee's written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Trustee's satisfaction within such 10-day period, then such resignation shall not be effective.
Section 7.15    Privacy Laws. The parties acknowledge that federal and/or provincial legislation that addresses the protection of individuals' personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, no party to this Indenture shall take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Issuer shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.
Section 7.16    S.E.C. Reporting. The Issuer confirms that as at the date of execution of this Indenture it does not have a class of securities registered pursuant to Section 12 of the US Securities Exchange Act or have a reporting obligation pursuant to Section 15(d) of the US Securities Exchange Act. The Issuer covenants that in the event that (i) any class of its securities shall become registered pursuant to Section 12 of the US Securities Exchange Act or the Issuer shall incur a reporting obligation pursuant to Section 15(d) of the US Securities Exchange Act, or (ii) any such registration or reporting obligation shall be terminated by the Issuer in accordance with the US Securities Exchange Act, the Issuer shall promptly deliver to the Trustee an Officers' Certificate (in a form provided by the Trustee) notifying the Trustee of such registration or termination and such other information as the Trustee may require at the time. The Issuer acknowledges that the Trustee is relying upon the foregoing representation and covenants in order to meet certain SEC obligations with respect to those clients who are filing with the SEC.
Section 7.17    Recitals. The recitals and statements of fact contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture.
ARTICLE 8
DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01	Discharge of Liability on Securities; Defeasance.

(a)
When:(1) the Issuer delivers to the Trustee all outstanding Securities of a Series or Tranche (other than Securities replaced pursuant to Section 2.08) for cancellation; or (2) all outstanding Securities of a Series or Tranche have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article III hereof and the Issuer irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding principal and other amounts, if any, payable on the Securities of that Series or Tranche, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.08), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, as it relates to that Series or Tranche, as the case may be, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer.

(b)
Subject to Section 8.01(c) and Section 8.02, the Issuer at any time may terminate: (1) all its obligations under the Securities of any Series or Tranche and this Indenture with respect to such Series or Tranche (“legal defeasance option”); or (2) its obligations with respect to any Series or Tranche of Securities under the covenants contained in one or more supplemental indentures establishing the terms of such Series or Tranche and the operation of Section 6.01(4) (“covenant defeasance option”). The Issuer may exercise its legal defeasance option with respect to any Series or Tranche of Securities notwithstanding its prior exercise of its covenant defeasance option with respect to that Series or Tranche. The Issuer may exercise its legal defeasance option or covenant defeasance option with respect to a Tranche or Series without exercising such option with respect to any other Tranche or Series.

If the Issuer exercises its legal defeasance option with respect to any Series or Tranche of Securities, payment of the Securities of such Series or Tranche, as the case may be, may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option with respect to any Series or Tranche of Securities, payment of the Securities of such Series or Tranche, as the case may be, may not be accelerated because of an Event of Default specified in Section 6.01(4). If the Issuer exercises its legal defeasance option or its covenant defeasance option with respect to any Series or Tranche of Securities, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guaranty with respect to that Series or Tranche, as the case may be.
Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates, subject to Section 8.06.

(c)
Notwithstanding clauses (a) and (b) above, the Issuer's obligations in Sections Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.08, Section 2.09, Section 7.06 and Section 7.07, and in this Article VIII, with respect to each Series or Tranche of Securities shall survive until all the Securities of that Series or Tranche, as the case may be, have been paid in full. Thereafter, the Issuer's obligations in Sections Section 7.06, Section 8.04 and Section 8.05 shall survive.

(d)
In the event a petition for relief under federal bankruptcy laws, as now or hereafter constituted, or any other applicable United States or Canadian federal or state bankruptcy, insolvency or other similar law, is filed with respect to the Issuer within 91 days after the deposit contemplated in Section 8.02(1) below and the Trustee is required to return the moneys then on deposit with the Trustee to the Issuer, the obligations of the Issuer under this Indenture with respect to such Securities shall not be deemed terminated or discharged.

Section 8.02    Conditions to Defeasance. The Issuer may exercise its legal defeasance option or its covenant defeasance option (provided that with respect to covenant defeasance such defeasance is provided for in the applicable supplemental indenture hereto) with respect to any Series or Tranche of Securities only if:

(1)
the Issuer irrevocably deposits in trust with the Trustee money or Canadian Government Obligations for the payment of principal of, and premium, if any, interest on, all the Securities of that Series or Tranche, as the case may be, to maturity or redemption or due date of such payments in accordance with this Indenture and the Securities, as the case may be;

(2)
the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited Canadian Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium and interest when due on all the Securities of that Series or Tranche, as the case may be, to maturity or redemption or due date of such payments in accordance with this Indenture and the Securities, as the case may be;

(3)	the deposit does not constitute a default under any other agreement binding on the Issuer;

(4)
the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or if it does so constitute, is qualified as, a regulated investment company under the Investment Company Act of 1940;

(5)
in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that, based on applicable Canadian federal income tax law or a ruling granted by the Canadian Revenue Agency, such defeasance and discharge will not result in, or be deemed to result in, a taxable event or any withholding tax with respect to the Securityholders of that Series or Tranche, as the case may be;

(6)
in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that, based on applicable Canadian federal income tax law or a ruling granted by the Canadian Revenue Agency, such defeasance and discharge will not result in, or be deemed to result in, a taxable event or any withholding tax with respect to the Securityholders of that Series or Tranche, as the case may be; and

(7)
the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

Section 8.03	Application of Trust Money.

(a)
The Trustee shall hold in trust any money or Canadian Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from Canadian Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities of the particular Series or Tranche for which such moneys have been deposited.

(b)
During the term of this Indenture, the Trustee shall have no obligation to invest or reinvest any money, Canadian Government Obligations or other securities deposited or received hereunder, except as specifically directed by the Issuer in writing. Any interest or other income received on such Canadian Government Obligations or other securities deposited or received hereunder, or from investment and reinvestment of the money, Canadian Government Obligations or other securities deposited or received hereunder shall become part of the property held hereunder and any losses incurred on such investment and reinvestment of such property shall be debited against the property held hereunder.

Section 8.04    Repayment to Issuer. The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any excess money or securities held by them at any time. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Issuer for payment as general creditors.
Section 8.05    Indemnity for Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited money, Canadian Government Obligations or the principal and interest received on such money or Canadian Government Obligations.
Section 8.06    Reinstatement. If the Trustee or Paying Agent is unable to apply any money or Canadian Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the applicable Series or Tranche of Securities and the Subsidiary Guarantors' obligations under their respective Subsidiary Guaranties shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent are permitted to apply all such money or Canadian Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuer has made any payment of interest on or principal of any Securities of that Series or Tranche because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Canadian Government Obligations deposited with and held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENTS

Section 9.01    Without Consent of Holders. The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

(1)	to cure any ambiguity, omission, mistake, defect or inconsistency in this Indenture;

(2)	to comply with Article V;

(3)	to provide for uncertificated Securities in addition to or in place of certificated Securities, subject to applicable law;

(4)
in the case of subordinated Securities, to make any change in the provisions of this Indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of Senior Debt (as defined in the applicable Board Resolution, supplemental indenture hereto or Officers' Certificate related to such Series of subordinated Securities) under such provisions (but only if each such holder of Senior Debt under such provisions consents to such change);

(5)	to add guarantees with respect to the Securities, including any Subsidiary Guaranties, or to secure the Securities or to add a co-obligor if such co-obligor is at such time a Guarantor;

(6
to add to the covenants of the Issuer or any Guarantor for the benefit of the Holders of all or any Series of Securities, to add Events of Default or to surrender any right or power herein conferred upon the Issuer or any Guarantor;

(7)	to make any change that does not adversely affect the rights of any Securityholder;

(8)
to add to, change, or eliminate any of the provisions of this Indenture with respect to one or more Series of Securities, so long as any such addition, change or elimination not otherwise permitted under this Indenture shall: (A) neither apply to any Security of any Series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the Holders of any such Security with respect to the benefit of such provision; or (B) become effective only when there is no such prior Security outstanding;

(9)
to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary or desirable to provide for or facilitate the administration of this Indenture by additional Trustee;

(10)
to establish the form or terms of Securities and coupons of any Series pursuant to Article II and to change the procedures for transferring and exchanging Securities of any Series so long as such change does not adversely affect the holders of any outstanding Securities (except as required by applicable securities laws);

(11)	to evidence the release of a Subsidiary Guarantor of its obligations under Article X in accordance with Section 10.06; or

(12)	to secure any Series of the Securities.
After an amendment under this Section becomes effective, the Issuer shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
Section 9.02    With Consent of Holders. The Issuer, the Guarantors and the Trustee may amend this Indenture or the Securities of any Series with the written consent of the Holders of at least a majority in principal amount of the Securities of each Series then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) affected by such amendment (all such affected Series voting together as a single class). However, without the consent of each Securityholder affected thereby, an amendment may not:

(1)	reduce the amount of Securities whose Holders must consent to an amendment;

(2)	reduce the rate of or extend the time for payment of interest on any Security;

(3)	reduce the principal amount (or premium, if any) of or extend the final maturity of any Security;

(4)	reduce the amount payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article III;

(5)	make any Security payable in money other than that stated in the Security;

(6)	make any changes in the ranking or priority of any Security that would adversely affect the Securityholders;

(7)	make any change in Sections Section 6.04 or Section 6.05 or the second sentence of this Section;

(8)	make any change in the Parent Guaranty or any Subsidiary Guaranty that would adversely affect the Securityholders; or

(9)	subject to Section 6.06, impair the right of any Holder of a Security of any Series to institute suit for the payment of principal amount of (or in the case of Original

Issue Discount Securities, the portion thereby specified in the terms of such Security), premium, if any, or interest on a Security of such Series when due.
It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
After an amendment under this Section becomes effective, the Issuer shall mail to all affected Securityholders a notice briefly describing such amendment. The failure to give such notice to all such Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture. A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more Holders of a particular Series of Securities, or which modifies the rights of the Holders of Securities of such Series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of any other Series of Securities.
Section 9.03    Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder of that particular Series. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.
The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders of a particular Series entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture or any applicable supplemental indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent, to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
Section 9.04    Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and execute and the Trustee shall certify and deliver a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue, execute, certify or deliver a new Security shall not affect the validity of such amendment.
Section 9.05    Trustee To Sign Amendments. The Trustee shall sign any amendment, consent or waiver authorized pursuant to this Article IX if the amendment, consent or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, consent or waiver, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment, consent or waiver is authorized or permitted by this Indenture or the applicable supplemental indenture.
Section 9.06    Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or any Subsidiary Guaranty or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
ARTICLE 10
GUARANTIES
Section 10.01    Guaranties. If Guaranties have been provided for any particular Series of Securities pursuant to Section 2.02, each applicable Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder of Securities of such Series, to the Trustee and its successors: (a) the full and punctual payment of all of the principal of, and any premium and interest on, the Securities of such Series when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under this Indenture and the Securities of such Series; and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under this Indenture with respect to the Securities of such Series and under the Securities of such Series (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.
In addition, if Guaranties have been provided pursuant to Section 2.02 for a particular Series of Securities, each applicable Guarantor waives: (1) presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for non-payment; and (2) notice of any default under the Securities of such Series or the Guaranteed Obligations, and agrees that the Holders of such Securities may exercise their rights of enforcement under its Guaranty without first exercising their rights of enforcement directly against the Issuer. The obligations of each Guarantor hereunder shall not be affected by: (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor.
If Guaranties have been provided for a particular Series of Securities pursuant to Section 2.02, each applicable Guarantor further agrees that its Guaranty constitutes a guarantee of payment,

performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
If Guaranties have been provided for a particular Series of Securities pursuant to Section 2.02, and except as expressly set forth in Section 8.01(b), Section 10.02 and Section 10.06, the obligations of each applicable Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.
If Guaranties have been provided for a particular Series of Securities pursuant to Section 2.02, each applicable Guarantor further agrees that its Guaranteed Obligations herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, or premium or interest on, any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.
In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of, or premium or interest on, any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of: (1) the unpaid amount of such Guaranteed Obligations; (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law); and (3) all other monetary Guaranteed Obligations of the Issuer to the Holders and the Trustee.
Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand: (x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article VI for the purposes of such Guarantor's Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations; and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.
If Guaranties have been provided for a particular Series of Securities pursuant to Section 2.02, each applicable Guarantor also agrees to pay any and all costs and expenses (including reasonable fees and expenses of legal counsel and other agents) incurred by the Trustee or any Holder in enforcing any rights under this Section.

Section 10.02    Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, or the applicable supplemental indenture voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
Section 10.03    Successors. If Guaranties have been provided for a particular Series of Securities pursuant to Section 2.02, this Article X shall be binding upon each Guarantor so providing a Guaranty with respect to such Series and its successors and shall inure to the benefit of the successors of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in such Series of Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
Section 10.04    No Waiver. Neither a failure nor a delay on the part of the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which they may have under this Article X or this Indenture at law, in equity, by statute or otherwise.
Section 10.05    Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.
Section 10.06    Release of Subsidiary Guarantor. Upon: (i) the sale or other disposition (including by way of consolidation, amalgamation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the Capital Stock or other interests of a Subsidiary Guarantor (other than to the Parent, the Issuer or any of their Subsidiaries); or (ii) the sale or other disposition of all or substantially all the assets of such Subsidiary Guarantor (other than to the Parent, the Issuer or any of their respective Subsidiaries); or (iii) if at any time when no Event of Default has occurred and is continuing, such Subsidiary Guarantor no longer guarantees (or which guarantee is being simultaneously released or will be immediately released after the release of the Subsidiary Guarantor) Debt of the Parent or the Issuer under (A) the Parent's or the Issuer's then existing primary revolving credit facility; (B) the Existing Notes; and (C) the Additional Debt, such Subsidiary Guarantor shall automatically be deemed released from all obligations under this Article X without any further action required on the part of the Trustee or any Holder. At the request of the Issuer, the Trustee shall execute and deliver an appropriate instrument, including a supplemental indenture, evidencing such release.
Section 10.07    Contribution. If Guaranties have been provided for a particular Series of Securities pursuant to Section 2.02, each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty shall be entitled upon payment in full of all Guaranteed Obligations with respect to such Series to a contribution from each other Subsidiary Guarantor so providing a Subsidiary Guaranty with respect to such Series of Securities in an amount equal to such other Subsidiary

Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors so providing a Subsidiary Guaranty with respect to such Series of Securities at the time of such payment determined in accordance with GAAP.
ARTICLE 11
MISCELLANEOUS
Section 11.01    Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:
if to the Issuer or any Guarantor prior to October 26, 2015:
c/o Molson Coors Brewing Company
1225 17th Street, Suite 3200
Denver, Colorado 80202
Attention: Chief Legal Officer
if to the Issuer or any Guarantor on or after October 26, 2015:
c/o Molson Coors Brewing Company
1801 California Street, Suite 4600
Denver, Colorado 80202
Attention: Chief Legal Officer
if to the Trustee:
Computershare Trust Company of Canada
100 University Avenue
11th Floor
Toronto, Ontario M5J 2Y1
Attention: Manager, Corporate Trust
The Issuer, any Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
Section 11.02    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or the Parent to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:

(1)
an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)	an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
Section 11.03    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1)	statement that the individual making such certificate or opinion has read and understands such covenant or condition;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)
a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
Section 11.04    When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
Section 11.05    Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders; provided that Securityholders representing a majority of the outstanding principal amount of the Securities of any Series shall be entitled to direct the Trustee to call such a meeting. The Registrar and the Paying Agent may make reasonable rules for their functions.
Section 11.06    Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are authorized or required by law or executive order to close in the City of Toronto, Ontario, Canada. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.
Section 11.07    Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.
Section 11.08    No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer under the Securities or this Indenture or of such Guarantor under its Guaranty or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
Section 11.09    Successors. All agreements of the Issuer and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of each Trustee in this Indenture shall bind its successors.
Section 11.10    Appointment of Authorized Agent. By execution and delivery of this Agreement, the Issuer acknowledges that it has, by separate written instrument, appointed and designated Molson Canada 2005, with offices on the date hereof located at 33 Carlingview Drive, Toronto, Ontario, Canada M9W 5E4, as its authorized agent (the “Authorized Agent”) to accept and acknowledge on its behalf service of any and all process which may be served in any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or the transactions contemplated hereby brought in any Ontario court. Such service may be made by delivering a copy of such process to the Issuer in care of the Authorized Agent at the address specified above for the Authorized Agent and obtaining a receipt therefor, and the Issuer hereby irrevocably authorizes and directs the Authorized Agent to accept such service on its behalf.
If the Authorized Agent is amalgamated or consolidated with or merged into another entity resident in Ontario (an “Ontario Entity”), then the surviving entity shall succeed as, and shall be substituted for, the Authorized Agent. If the Authorized Agent is amalgamated or consolidated with or merged into a subsidiary of Parent that is not an Ontario Entity, is sold or transferred to another Person or is liquidated, then the Issuer shall appoint another Ontario based subsidiary of Parent as the authorized agent for service of process.
Section 11.11    Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
Section 11.12    Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
Section 11.13    Language of Notices, Etc. Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the company of publication, or unless otherwise required by applicable law.
Section 11.14    Submission to Jurisdiction. Each of the Issuer and the Guarantors (i) submits for itself and its property in any legal action or proceeding relating to this Indenture, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the Province of Ontario; (ii) consents that any such action or proceeding may be brought in such courts, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the address of the Authorized Agent it at its address set forth above at such other address of which the Trustee shall have been notified pursuant thereto; and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.
Section 11.15    Force Majeure. Except for the payment obligations of the Issuer and Guarantors contained herein, none of the parties shall be liable to the others, or held in breach of this Agreement, if prevented, hindered, or delayed in the performance or observance of any provision contained herein by reason of act of God, riots, terrorism, acts of war, epidemics, governmental action or judicial order, earthquakes, or any other similar causes (including, but not limited to, mechanical, electronic or communication interruptions, disruptions or failures). Performance times under this Agreement shall be extended for a period of time equivalent to the time lost because of any delay that is excusable under this Section.
[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

MOLSON COORS INTERNATIONAL LP, by its General, Partner, Molson Coors International General, ULC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer

GUARANTORS:

MOLSON COORS BREWING COMPANY

By:	/s/ Mark Hunter
Name: Mark Hunter
Title: President & Chief Executive Officer

By:	/s/ Gavin Hattersley
Name: Gavin Hattersley
Title: Chief Financial Officer

COORS BREWING COMPANY

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

MOLSON CANADA 2005

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer

CBC HOLDCO LLC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

COORS INTERNATIONAL HOLDCO, ULC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer

MOLSON COORS CALLCO ULC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer

MOLSON COORS INTERNATIONAL GENERAL, ULC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer

Signature page to Indenture

MOLSON COORS CAPITAL FINANCE ULC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Treasurer

MC HOLDING COMPANY LLC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

CBC HOLDCO 2 LLC

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President, Treasurer

NEWCO3, INC.

By:	/s/ Gavin Hattersley
Name: Gavin Hattersley
Title: Chief Financial Officer

Signature page to Indenture

MOLSON COORS BREWING COMPANY (UK) LIMITED

By:	/s/ Simon Kerry
Name: Simon Kerry
Title: Director

MOLSON COORS HOLDINGS LIMITED

By:	/s/ Simon Kerry
Name: Simon Kerry
Title: Director

GOLDEN ACQUISITION

By:	/s/ Simon Kerry
Name: Simon Kerry
Title: Director

MOLSON COORS HOLDCO INC.

By:	/s/ Michael J. Rumley
Name: Michael J. Rumley
Title: Vice President - Treasurer

Signature page to Indenture

TRUSTEE:

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	/s/ Patricia Wakelin
Name: Patricia Wakelin
Title: Corporate Trust Officer

By:	/s/ Mohanie Shivprasad
Name: Mohanie Shivprasad
Title: Associate Trust Officer

Signature page to Indenture